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                                                                  EXHIBIT 3.1.55

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2393279
                                                          Fee: $250.00

                        THE COMMONWEALTH OF MASSACHUSETTS

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                One Ashburton Place, Boston, Massachusetts 02108

            ARTICLES OF MERGER OF PARENT AND SUBSIDIARY CORPORATIONS
                    (GENERAL LAWS, CHAPTER 156B, SECTION 82)

         We, Timothy P. Losik, Vice President,

         and James C. Hamilton, *Clerk

         of Hadco Corporation,
                           (Exact name of corporation)

         organized under the laws of Massachusetts and herein called the parent corporation, certify as follows:

1. That the subsidiary corporation(s) to be merged into the parent corporation is/are:

            NAME                 STATE OF ORGANIZATION      DATE OF ORGANIZATION
Hadco Tech Center Three, Inc.            Delaware             June 11, 1996

2. The parent corporation, at the date of the vote, owned not less than ninety percent (90%) of the outstanding shares of each class of stock of the subsidiary corporation or corporations with which it has voted to merge.

ITEM 3 BELOW MAY HE DELETED IF ALL THE CORPORATIONS ARE ORGANIZED TENDER THE LAWS OF MASSACHUSETTS AND IF GENERAL LAWS, CHAPTER 156B IS APPLICABLE TO THEM.

3. That in the case of each of the above named corporations, the laws of the state of its organization, if other than Massachusetts, permit the merger herein described, and that all action required under the laws of each such state in connection with this merger has been duly taken.

*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.

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4.       That by unanimous written consent the directors of the parent corporation, the following vote, pursuant to General Laws, Chapter 156B, Section 82, Subsection (a) was duly adopted:

                 Please see page 4A.

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         PAGE 4A

         VOTED: That Hadco Tech Center Three, Inc., a wholly owned subsidiary of the Corporation, be merged into the Corporation pursuant to Massachusetts General Laws Chapter 156B, Section 82, effective upon the filing of Articles of Merger with the Secretary of the Commonwealth of Massachusetts.

         VOTED: That the Vice President and the Clerk of the Corporation are, and each of them is, hereby authorized and empowered, for and on behalf of the Corporation, to execute and file with the Secretary of the Commonwealth of Massachusetts Articles of Merger.

         VOTED: That the Vice President and the Clerk of the Corporation are, and each of them is, hereby authorized and empowered, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware a Certificate of Ownership and Merger.

         VOTED: That the officers of the Corporation are, and each of them is, hereby authorized and empowered, for and on behalf of the Corporation, to execute such other instruments and to do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary, appropriate, or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intents of the foregoing resolutions, the authority of such officer to be conclusively evidenced by his execution of any such document, paper or instrument.

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5.       The effective date of the merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date, which shall not be more than thirty days after the date of filing.

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of June, l997.

  /s/  [ILLEGIBLE]         , Vice President,
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  /s/  [ILLEGIBLE]         , Clerk
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*Delete the inapplicable words. In case the parent corporation is organized under the laws of a state other than Massachusetts, these articles are to be signed by officers having corresponding powers and duties.